UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2005

B2DIGITAL, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	0-11882	84-0916299
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9171 Wilshire Blvd., Suite B, Beverly Hills, CA 90210
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (310) 281-2571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On January 14, 2005, B2Digital, Inc. entered into an Investment Agreement (the “Agreement”) with Dutchess Private Equities Fund II, LP (the “Investor”). This Agreement provided that, following notice to the Investor, we may put to the Investor up to $5,000,000 of our common stock for a purchase price equal to 94% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board during the five day period following that notice.

On February 10, 2005, the parties agreed to terminate this Agreement. B2Digital remains a party to a note due to Dutchess on February 25, 2005 in the amount of $26,400.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B2DIGITAL, INC.

Date: February 15, 2005	By:	/s/ Robert C. Russell
Name: Robert C. Russell
Title: President